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                                                                 Exhibit (h)(99)

                           FORM OF FOURTH AMENDMENT TO

                        AGREEMENT DATED DECEMBER 10, 2002

     THIS FOURTH AMENDMENT is made this 1st day of February, 2010, between JANUS INVESTMENT FUND, a Massachusetts Business Trust (the "Trust"), and JANUS CAPITAL MANAGEMENT LLC, a Delaware limited liability company ("JCM").

                                   WITNESSETH

     WHEREAS, the Trust and JCM are parties to an Agreement related to the allocation of expenses incurred on behalf of Perkins Mid Cap Value Fund (the "Fund"), dated December 10, 2002, as amended October 2, 2008, December 31, 2008, and July 6, 2009 (the "Agreement");

     WHEREAS, the parties desire to amend the Agreement as set forth in greater detail below;

     WHEREAS, the name of Class J Shares will be changed to Class T Shares effective February 16, 2010;

     WHEREAS, Class D shares will be established, effective February 16, 2010;

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements set forth below, the parties agree to amend the Agreement as follows:

     1. Paragraph 3 of the Agreement shall be deleted in its entirety.

     2. The parties acknowledge that the Agreement, as amended, remains in full force and effect as of the date of this Amendment, and that this Amendment, together with the Agreement, contains the entire understanding and the full and complete agreement of the parties and supercedes and replaces any prior understandings and agreements among the parties respecting the subject matter hereof.

     3. This Amendment may be contemporaneously executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

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     IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment as of the date first above written.

                                        JANUS CAPITAL MANAGEMENT LLC


                                        By:
                                            ------------------------------------
                                            Michelle R. Rosenberg,
                                            Vice President and Assistant
                                            General Counsel


                                        JANUS INVESTMENT FUND


                                        By:
                                            ------------------------------------
                                            Stephanie Grauerholz-Lofton,
                                            Vice President, Secretary and
                                            Chief Legal Counsel